Exhibit 99.1
News

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Second Quarter 2025 Results

WALTHAM, Mass. (July 23, 2025) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the second quarter ended June 28, 2025.

Second Quarter Highlights

•Second quarter revenue grew 3% to $10.85 billion.
•Second quarter GAAP diluted earnings per share (EPS) grew 6% to $4.28.
•Second quarter adjusted EPS was $5.36.

•Delivered excellent operational performance in the quarter, reflecting active management of our company in the macroenvironment demonstrating the strength of our proven growth strategy and the power of the PPI Business System.

•Advanced our proven growth strategy, launching a range of high-impact innovation, strengthening our industry-leading commercial engine and deepening our trusted partner status with customers during the quarter to enable scientific breakthroughs and maximize customer productivity. Highlights include:
oLaunched next-generation instruments including the Thermo Scientific™ Orbitrap™ Astral™ Zoom mass spectrometer, Thermo Scientific™ Orbitrap™ Excedion™ Pro mass spectrometer, and the Thermo Scientific™ Krios™ 5 Cryo-TEM. These instruments help researchers deepen the understanding of complex diseases, advance precision medicine, and enable the development of new therapies. We also expanded the DynaDrive™ single-use bioreactor portfolio for drug production to include a new first-of-its kind bench scale system, enabling meaningful workflow efficiencies and seamless scale-up from the bench to commercialization.
oThe significant benefits of the Accelerator™ Drug Development solution were further validated by the publication of a Tufts Center study, which demonstrated that our integrated CDMO and CRO offerings can significantly shorten development timelines and deliver strong ROI for customers.

•Leveraged our PPI Business System to enable outstanding execution. PPI is helping us adjust our supply chains in the tariff environment and to actively manage our cost base.

•Reflecting our trusted partner status, shortly after the quarter ended, we expanded our strategic partnership with Sanofi to acquire its Ridgefield, New Jersey sterile fill-finish site, supporting Sanofi’s portfolio of therapies and expanding U.S. capacity to meet growing demand from pharma and biotech customers.

“Our exceptional team continues to execute at a high level, enabling customer success while navigating the macroenvironment. The agility of our organization, powered by the PPI Business System, allowed us to effectively adapt to current market conditions, actively manage our cost base, and deliver strong operational results in the second quarter” said Marc N. Casper, chairman, president, and chief executive officer of Thermo Fisher Scientific.”

Casper added: “Our trusted partner status is resonating strongly with our customers allowing us to continue to drive market share gains and highlights our unique ability to enable their success in all market environments. We’ve made very good progress through the halfway point in the year, which positions us well to deliver on our 2025 commitments, while building an even brighter future for our company.”

Second Quarter 2025

Revenue for the quarter grew 3% to $10.85 billion in 2025, versus $10.54 billion in the second quarter of 2024. Organic revenue growth was 2%.

GAAP Earnings Results

GAAP diluted EPS in the second quarter of 2025 was $4.28, versus $4.04 in the second quarter of 2024. GAAP operating income for the second quarter of 2025 was $1.83 billion, compared with $1.82 billion in the year-ago quarter. GAAP operating margin was 16.9%, compared with 17.3% in the second quarter of 2024.

Non-GAAP Earnings Results

Adjusted EPS in the second quarter of 2025 was $5.36, versus $5.37 in the second quarter of 2024. Adjusted operating income for the second quarter of 2025 was $2.38 billion, compared with $2.35 billion in the year-ago quarter. Adjusted operating margin was 21.9%, compared with 22.3% in the second quarter of 2024.

Annual Guidance for 2025

The company will provide updated 2025 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, and organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation
Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, July 23, 2025, at 8:30 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 523661. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials.” A replay of the call will be available under “News, Events & Presentations” through October 21, 2025.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly report on form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	June 28,	% of	June 29,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$10,855		$10,541
Costs and operating expenses:
Cost of revenues (a)	6,378	58.8%	6,106	57.9%
Selling, general and administrative expenses (b)	1,779	16.4%	1,687	16.0%
Amortization of acquisition-related intangible assets	429	4.0%	513	4.9%
Research and development expenses	352	3.2%	339	3.2%
Restructuring and other costs (c)	82	0.8%	77	0.7%
Total costs and operating expenses	9,021	83.1%	8,722	82.7%
Operating income	1,834	16.9%	1,820	17.3%
Interest income	297		295
Interest expense	(404)		(354)
Other income/(expense) (d)	(19)		5
Income before income taxes	1,709		1,765
Benefit from/(provision for) income taxes (e)	(92)		(128)
Equity in earnings/(losses) of unconsolidated entities	2		(84)
Net income	1,618		1,553
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	2		6
Net income attributable to Thermo Fisher Scientific Inc.	$1,617	14.9%	$1,548	14.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.28		$4.05
Diluted	$4.28		$4.04
Weighted average shares:
Basic	378		382
Diluted	378		383

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,834	16.9%	$1,820	17.3%
Cost of revenues adjustments (a)	10	0.1%	1	0.0%
Selling, general and administrative expenses adjustments (b)	20	0.2%	(64)	-0.6%
Restructuring and other costs (c)	82	0.8%	77	0.7%
Amortization of acquisition-related intangible assets	429	4.0%	513	4.9%
Adjusted operating income (non-GAAP measure)	$2,375	21.9%	$2,347	22.3%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,617		$1,548
Cost of revenues adjustments (a)	10		1
Selling, general and administrative expenses adjustments (b)	20		(64)
Restructuring and other costs (c)	82		77
Amortization of acquisition-related intangible assets	429		513
Other income/expense adjustments (d)	5		—
Income taxes adjustments (e)	(133)		(102)
Equity in earnings/losses of unconsolidated entities	(2)		84
Noncontrolling interests adjustments (f)	(1)		(1)
Adjusted net income (non-GAAP measure)	$2,026		$2,057

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.28		$4.04
Cost of revenues adjustments (a)	0.03		0.00
Selling, general and administrative expenses adjustments (b)	0.05		(0.17)
Restructuring and other costs (c)	0.22		0.20
Amortization of acquisition-related intangible assets	1.14		1.34
Other income/expense adjustments (d)	0.01		0.00
Income taxes adjustments (e)	(0.35)		(0.26)
Equity in earnings/losses of unconsolidated entities	(0.01)		0.22
Noncontrolling interests adjustments (f)	0.00		0.00
Adjusted EPS (non-GAAP measure)	$5.36		$5.37

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,399		$1,960
Purchases of property, plant and equipment	(294)		(301)
Proceeds from sale of property, plant and equipment	1		15
Free cash flow (non-GAAP measure)	$1,105		$1,674

Business Segment Information	Three months ended
	June 28,	% of	June 29,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$2,499	23.0%	$2,355	22.3%
Analytical Instruments	1,728	15.9%	1,782	16.9%
Specialty Diagnostics	1,134	10.4%	1,117	10.6%
Laboratory Products and Biopharma Services	5,995	55.2%	5,758	54.6%
Eliminations	(501)	-4.6%	(470)	-4.5%
Consolidated revenues	$10,855	100.0%	$10,541	100.0%

Segment income and segment income margin
Life Sciences Solutions	$919	36.8%	$865	36.7%
Analytical Instruments	325	18.8%	439	24.6%
Specialty Diagnostics	306	27.0%	299	26.7%
Laboratory Products and Biopharma Services	825	13.8%	745	12.9%
Subtotal reportable segments	2,375	21.9%	2,347	22.3%
Cost of revenues adjustments (a)	(10)	-0.1%	(1)	0.0%
Selling, general and administrative expenses adjustments (b)	(20)	-0.2%	64	0.6%
Restructuring and other costs (c)	(82)	-0.8%	(77)	-0.7%
Amortization of acquisition-related intangible assets	(429)	-4.0%	(513)	-4.9%
Consolidated GAAP operating income	$1,834	16.9%	$1,820	17.3%

(a) Adjusted results in 2025 exclude $5 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and $5 of charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2024 exclude charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 exclude $5 of charges for settlement of pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $256 and $276 in 2025 and 2024, respectively.

Organic revenue growth	Three months ended
June 28, 2025
Revenue growth	3%
Acquisitions	0%
Currency translation	1%
Organic revenue growth (non-GAAP measure)	2%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Six months ended
	June 28,	% of	June 29,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$21,219		$20,886
Costs and operating expenses:
Cost of revenues (a)	12,435	58.6%	12,146	58.2%
Selling, general and administrative expenses (b)	3,500	16.5%	3,417	16.4%
Amortization of acquisition-related intangible assets	859	4.0%	1,065	5.1%
Research and development expenses	695	3.3%	670	3.2%
Restructuring and other costs (c)	180	0.9%	106	0.5%
Total costs and operating expenses	17,668	83.3%	17,404	83.3%
Operating income	3,551	16.7%	3,483	16.7%
Interest income	501		574
Interest expense	(707)		(717)
Other income/(expense) (d)	(16)		14
Income before income taxes	3,329		3,354
Benefit from/(provision for) income taxes (e)	(187)		(408)
Equity in earnings/(losses) of unconsolidated entities	(12)		(61)
Net income	3,130		2,885
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	6		9
Net income attributable to Thermo Fisher Scientific Inc.	$3,124	14.7%	$2,875	13.8%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$8.27		$7.53
Diluted	$8.26		$7.50
Weighted average shares:
Basic	378		382
Diluted	378		383

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$3,551	16.7%	$3,483	16.7%
Cost of revenues adjustments (a)	21	0.1%	17	0.1%
Selling, general and administrative expenses adjustments (b)	34	0.2%	(45)	-0.2%
Restructuring and other costs (c)	180	0.9%	106	0.5%
Amortization of acquisition-related intangible assets	859	4.0%	1,065	5.1%
Adjusted operating income (non-GAAP measure)	$4,644	21.9%	$4,625	22.1%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$3,124		$2,875
Cost of revenues adjustments (a)	21		17
Selling, general and administrative expenses adjustments (b)	34		(45)
Restructuring and other costs (c)	180		106
Amortization of acquisition-related intangible assets	859		1,065
Other income/expense adjustments (d)	4		(11)
Income taxes adjustments (e)	(256)		(51)
Equity in earnings/losses of unconsolidated entities	12		61
Noncontrolling interests adjustments (f)	(1)		(1)
Adjusted net income (non-GAAP measure)	$3,976		$4,016

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$8.26		$7.50
Cost of revenues adjustments (a)	0.06		0.04
Selling, general and administrative expenses adjustments (b)	0.09		(0.12)
Restructuring and other costs (c)	0.48		0.28
Amortization of acquisition-related intangible assets	2.27		2.78
Other income/expense adjustments (d)	0.01		(0.03)
Income taxes adjustments (e)	(0.68)		(0.13)
Equity in earnings/losses of unconsolidated entities	0.03		0.16
Noncontrolling interests adjustments (f)	0.00		0.00
Adjusted EPS (non-GAAP measure)	$10.51		$10.47

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,122		$3,211
Purchases of property, plant and equipment	(656)		(648)
Proceeds from sale of property, plant and equipment	13		20
Free cash flow (non-GAAP measure)	$1,479		$2,583

Business Segment Information	Six months ended
	June 28,	% of	June 29,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$4,840	22.8%	$4,640	22.2%
Analytical Instruments	3,446	16.2%	3,469	16.6%
Specialty Diagnostics	2,282	10.8%	2,227	10.7%
Laboratory Products and Biopharma Services	11,635	54.8%	11,480	55.0%
Eliminations	(983)	-4.6%	(930)	-4.5%
Consolidated revenues	$21,219	100.0%	$20,886	100.0%

Segment income and segment income margin
Life Sciences Solutions	$1,753	36.2%	$1,705	36.7%
Analytical Instruments	724	21.0%	838	24.2%
Specialty Diagnostics	610	26.7%	593	26.6%
Laboratory Products and Biopharma Services	1,557	13.4%	1,489	13.0%
Subtotal reportable segments	4,644	21.9%	4,625	22.1%
Cost of revenues adjustments (a)	(21)	-0.1%	(17)	-0.1%
Selling, general and administrative expenses adjustments (b)	(34)	-0.2%	45	0.2%
Restructuring and other costs (c)	(180)	-0.9%	(106)	-0.5%
Amortization of acquisition-related intangible assets	(859)	-4.0%	(1,065)	-5.1%
Consolidated GAAP operating income	$3,551	16.7%	$3,483	16.7%

(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2025 exclude $10 of charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2024 also exclude $13 of charges for inventory write-downs associated with large-scale abandonment of product lines.

(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 exclude $5 of charges for settlement of pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.

(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Notes:
Consolidated depreciation expense is $532 and $562 in 2025 and 2024, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Organic revenue growth	Six months ended
June 28, 2025
Revenue growth	2%
Acquisitions	0%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	1%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	June 28,	December 31,
(In millions)	2025	2024

Assets
Current assets:
Cash and cash equivalents	$4,576	$4,009
Short-term investments	1,814	1,561
Accounts receivable, net	8,594	8,191
Inventories	5,559	4,978
Other current assets	4,040	3,399
Total current assets	24,584	22,137
Property, plant and equipment, net	9,635	9,306
Acquisition-related intangible assets, net	15,148	15,533
Other assets	4,615	4,492
Goodwill	47,249	45,853
Total assets	$101,230	$97,321

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$2,214	$2,214
Other current liabilities	10,504	11,118
Total current liabilities	12,718	13,332
Other long-term liabilities	4,894	5,257
Long-term obligations	33,015	29,061
Redeemable noncontrolling interest	126	120
Total equity	50,476	49,551
Total liabilities, redeemable noncontrolling interest and equity	$101,230	$97,321

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended
	June 28,	June 29,
(In millions)	2025	2024

Operating activities
Net income	$3,130	$2,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,391	1,626
Change in deferred income taxes	(601)	(607)
Other non-cash expenses, net	354	311
Changes in assets and liabilities, excluding the effects of acquisitions	(2,151)	(1,003)
Net cash provided by operating activities	2,122	3,211
Investing activities
Purchases of property, plant and equipment	(656)	(648)
Proceeds from sale of property, plant and equipment	13	20
Proceeds from cross-currency interest rate swap interest settlements	134	111
Purchases of investments	(311)	(1,778)
Other investing activities, net	6	12
Net cash used in investing activities	(815)	(2,283)
Financing activities
Net proceeds from issuance of debt	2,840	1,204
Repayment of debt	(1,625)	—
Purchases of company common stock	(2,000)	(3,000)
Dividends paid	(311)	(284)
Other financing activities, net	3	145
Net cash used in financing activities	(1,093)	(1,936)
Exchange rate effect on cash	348	7
Increase (decrease) in cash, cash equivalents and restricted cash	563	(1,000)
Cash, cash equivalents and restricted cash at beginning of period	4,040	8,097
Cash, cash equivalents and restricted cash at end of period	$4,603	$7,097

Free cash flow (non-GAAP measure)	$1,479	$2,583

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow less net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.